Exhibit 99.1
Last Updated     5/9/2006
Pinnacle West Capital Corporation
Quarterly Consolidated Statistical Summary
Periods Ended March 31, 2006 and 2005
List of Contents
2006 First Quarter Summary
2006 Year-to-Date
2005 by Quarter
2004 by Quarter
2003 by Quarter
Quarters may not sum to totals due to rounding.
Certain current and prior-year amounts have been reclassified to conform to current-period presentation.
The definitions of terms used in this statistical summary are contained in the “Glossary of Terms” on the Pinnacle West website at:
http://www.pinnaclewest.com/files/investors/2006Q1QuarStatsGloss.pdf
This statistical data may be graphed in various quarterly or annual comparisons using the “Interactive Charts” tool on the Pinnacle West website at:
http://www.pinnaclewest.com/main/pnw/investors/financials/quarterly/landing.html